UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2008

Exact Name of Registrant as Specified
in its Charter, State of
Commission	Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 25, 2008, the Board of Directors of DTE Energy identified Steven E. Kurmas to succeed Robert J. Buckler as President and Chief Operating Officer of Detroit Edison, effective with Mr. Buckler’s departure from that position on December 8, 2008. Mr. Kurmas, 52, currently serves as Executive Vice President of Fossil Generation. In his new position, Mr. Kurmas will be responsible for power generation, fuel supply, electric distribution, customer service, marketing activities, and assorted support functions. For additional information, please see DTE Energy’s press release dated October 2, 2008, attached as Exhibit 99.1.
A graduate of Wayne State University with Bachelor and Master’s degrees in Chemical Engineering, Mr. Kurmas joined Michigan Consolidated Gas Company in 1979 and held various engineering and construction leadership posts before being named Vice President, Gas Supply, in 1995. Over the next several years he held senior management positions in Gas Supply, Transmission and Storage and Gas Operations. At the time of the merger of DTE Energy and MCN Energy in 2001, Mr. Kurmas served as President and Chief Executive Officer of MCN Energy’s Midstream and Supply and Senior Vice President of MichCon Supply Services. Mr. Kurmas was named Detroit Edison’s Senior Vice President, Electric Operations and Customer Service in 2003, and Executive Vice President of Fossil Generation in 2006. Mr. Kurmas will continue in his current role until the effectiveness of his new appointment on December 8, 2008.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
          99.1 DTE Energy press release dated October 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	DTE ENERGY COMPANY (Registrant)
/s/Larry E. Steward
Larry E. Steward
Vice President

THE DETROIT EDISON COMPANY (Registrant)
/s/Larry E. Steward
Larry E. Steward
Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	DTE Energy press release dated October 2, 2008.

4